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11073399.04
                                                                    EXHIBIT 23.1


                         CONSENT OF ROSENMAN & COLIN LLP

     We hereby consent to the references to this firm in the Registration Statement on Form S-4 of Shelbourne Properties I, Inc. under the captions "SUMMARY," "THE CONVERSION," "FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS."



                                                     ROSENMAN & COLIN LLP



New York, New York
February 6, 2001